FOR IMMEDIATE RELEASE

Contacts:

Investors
Bob Okunski
408-240-5447
Bob.Okunski@sunpowercorp.com

Media
Helen Kendrick
408-240-5585
Helen.Kendrick@sunpowercorp.com

SunPower Announces New Three-Year, $350 million Letter of Credit Facility

SAN JOSE, Calif., April 15, 2010 — SunPower Corporation (Nasdaq: SPWRA; SPWRB), a Silicon Valley-based provider of high efficiency solar cells, solar panels, and solar systems, today announced that it has signed a new three-year letter of credit facility.  The new facility, which initially provides for a maximum issuance of $350 million in letters of credit but, at the agreement of the parties, may be increased to a maximum of $400 million, will replace the company’s existing $250 million letter of credit facility and will be underwritten by a syndicate of banks that include Deutsche Bank, Bank of America Merrill Lynch, Citi, Credit Suisse, and Barclays Capital.

“SunPower’s new letter of credit facility will further support our growing commercial, utility and power plant businesses in North America and Europe,” said Dennis Arriola, CFO of SunPower Corp.  “This new facility gives us, initially, $100 million of additional letter of credit capacity, with the ability to add another $50 million, and improves our balance sheet flexibility by reducing our cash collateral requirement from 100 percent to 50 percent.  We are also pleased that we have been able to arrange this facility with a syndicate of leading financial institutions and their support reflects confidence in our future growth as well as the bankability of our established technology.”

 About SunPower
Founded in 1985, SunPower Corp. (Nasdaq: SPWRA, SPWRB) designs, manufactures and delivers the planet's most powerful solar technology broadly available today. Residential, business, government and utility customers rely on the company's experience and proven results to maximize return on investment. With headquarters in San Jose, Calif., SunPower has offices in North America, Europe, Australia and Asia. For more information, visit www.sunpowercorp.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that do not represent historical facts and may be based on underlying assumptions. The company uses words and phrases such as “will,” “growth,” “to add,” “improve,” and similar expressions to identify forward-looking statements in this press release, including forward-looking statements regarding:  (a) the company’s future growth; (b) the final capacity to issue letters of credit under the facility; and (c) improving the company’s balance sheet flexibility.  Such forward-looking statements are based on information available to the company as of the date of this release and involve a number of risks and uncertainties, some beyond the company’s control, that could cause actual results to differ materially from those anticipated by these forward-looking statements, including risks and uncertainties such as:  (i) general business and economic conditions, including seasonality of the industry; (ii) growth trends in the solar power industry; (iii) the continuation of governmental and related economic incentives promoting the use of solar power; (iv) the improved availability of third-party financing arrangements for the company’s customers; (v) construction difficulties or potential delays, including permitting and transmission access and upgrades; (vi) the company’s ability to ramp new production lines and realize expected manufacturing efficiencies; (vii) manufacturing difficulties that could arise; (viii) the success of the company’s ongoing research and development efforts to compete with other companies and competing technologies; and (ix) other risks described in the company’s Annual Report on Form 10-K for the year ended January 3, 2010, and other filings with the Securities and Exchange Commission.  These forward-looking statements should not be relied upon as representing the company's views as of any subsequent date, and the company is under no obligation to, and expressly disclaims any responsibility to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

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SunPower is a registered trademark of SunPower Corp. All other trademarks are the property of their respective owners.